UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 2, 2015

HARRIS & HARRIS GROUP, INC.

(Exact Name of Registrant as Specified in its Charter)

New York	0-11576	13-3119827
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1450 Broadway New York, New York 10018
(Address, including zip code, of Principal Executive Offices)
(212) 582-0900
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The disclosure in Item 8.01 below is hereby incorporated by reference.

Item 8.01. Other Events.

On March 16, 2015, Harris & Harris Group, Inc. (the “Company”) announced that on March 13, 2015, H&H Ventures Management, Inc. (“Ventures”), a wholly owned subsidiary of the Company, entered into an Administrative Services Agreement (“Agreement”) with AutoTech Management, L.L.C. (“AutoTech”). AutoTech has been organized to serve as the management company to a venture fund. That fund will make investments in the transportation industry, an industry that is not currently within the investment focus of the Company. As part of this Agreement, Ventures will provide certain administrative services related to AutoTech for which it will be compensated. In connection with Ventures entering into the Agreement, Alexei A. Andreev, Executive Vice President and Managing Director of the Company, formally notified the Company that he will join AutoTech as a Managing Director, and that once the fund has closed, Mr. Andreev would no longer be an officer of the Company and would assume the title of Venture Partner.

The fund completed its first closing on December 2, 2015. As reported on March 16, 2015, Mr. Andreev will remain an employee with the Company to assist the Company as its representative on the board of directors of D-Wave Systems, Inc., Adesto Technologies Corporation, EchoPixel, Inc., and NGX Bio, Inc., (collectively, the "Legacy Companies"), until such time that the Company and/or Andreev change that representation. The Company and Mr. Andreev agree that for so long as Mr. Andreev is a Managing Director of AutoTech, other than with respect to the Legacy Companies, he shall not source, lead, manage or otherwise invest in any deals on behalf of the Company or its affiliates.

Also on December 2, 2015, Mr. Andreev entered into an employment agreement with the Company that is attached hereto as Exhibit 99.1 (the “Employment Agreement”). The Employment Agreement states that Mr. Andreev will remain a full-time employee of the Company through December 31, 2015, and continue to receive his same base salary of $325,000 per annum. As of January 1, 2016, Mr. Andreev will transition to a part-time employee of the Company and receive a base salary of either a) $180,000 per annum while the Fund's aggregate capital commitment from its investors is equal to or less than $49,999,999; b) $115,000 per annum after the Fund's aggregate capital commitment from its investors is equal to or greater than $50,000,000; or c) until such point that Mr. Andreev is no longer managing all four of the Legacy Companies. At such time, the Company will reduce Mr. Andreev’s compensation commensurate with his involvement with the Company to a level determined by the Company and Mr. Andreev. Either party can terminate this Agreement with 30 days’ notice to the other party.

Item 9.01. Financial Statements and Exhibits.

(a) Not applicable.

(b) Not applicable.

(c) Not applicable.

(d) Exhibits.

Exhibit No.	Description

99.1	Alexei A. Andreev Employment Agreement

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HARRIS & HARRIS GROUP, INC.

Date:	December 4, 2015	By:	/s/ Patricia N. Egan
Patricia N. Egan
Chief Financial Officer

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EXHIBIT INDEX

Exhibit No.	Description

99.1	Alexei A. Andreev Employment Agreement

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